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                                                                   EXHIBIT 10.17

                                MASTER AGREEMENT

                                     BETWEEN

                              MPOWER SOLUTIONS INC.

                                       AND

                         PROVIDER SERVICES INCORPORATED


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                                MASTER AGREEMENT

THIS MASTER AGREEMENT (the "Agreement") effective Feb. 20 , 1998 (the "Effective Date"), between MPOWER SOLUTIONS INC., a Delaware corporation with its principal place of business located at 2300 Buena Vista, S.E., Suite 128, Albuquerque, New Mexico 87106 ("MPOWER") and Provider Services Incorporated, a Washington corporation with its principal place of business located at 909 South 336th Street, Suite 100, Federal Way, Washington 98003 ("Customer") sets forth the promises of the parties with respect to the products and services of MPOWER which are described in this Agreement.

WHEREAS, MPOWER is in the business of providing automated managed health care information software and services to businesses providing managed health care and insurance services, and desires to provide such services and software to Customer, subject to the terms hereof; and

WHEREAS, Customer is in the business of providing managed health care and insurance services to its customers and desires to use the software and services provided by MPOWER, subject to the terms hereof.

NOW THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:

I. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

A. CPI

        "CPI" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984=100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish or substantially changes the content, calculation or format of the CPI, the parties will substitute another comparable index published by a mutually agreeable source; provided, however, that if the change is merely to redefine the base period to some other period, the parties will continue to use the affected index but will convert either the current or prior level of such index to the same basis as the other by using an appropriate conversion factor.


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B.      Documentation

        "Documentation" shall mean the standard operational instructions, manuals and related material regarding MPOWER Products (as defined below) which MPOWER will deliver to Customer as set out in the Attachments to this Agreement.

C. "MPOWER Products" shall mean those products which MPOWER will deliver to Customer as set out in the Attachments to this Agreement.

D.      Release

        "Release" shall mean a set of computer programs and or associated Documentation regarding an MPOWER Product which MPOWER makes available for use by its customers who are covered under warranty or a maintenance agreement regarding such MPOWER Product. MPOWER reserves the right to charge an additional license fee for any optional modules which MPOWER reasonably determines contains significant additional functionality. Such significant additional functionality shall mean (a) new modules or subsystems that are not a mere enhancement nor extension of existing functionality, which enhancements and extensions are covered under maintenance agreements, or (b) different hardware, operating system platforms or databases. The major modules and/or functionality initially covered under a given MPOWER Product are listed in an Exhibit to the applicable Attachment to this Agreement.

E.      Site(s)

        "Site(s)" shall mean the physical location(s) at which Customer conducts its business.

F.      Live Production Environment

        A live production environment ("Live Production Environment") is defined whereby MPOWER(TM) is managing on-line the enrollment and processing of subscribers or members, and, at a minimum, one line of business.

G.      Licensed Plan(s)

        A "Licensed Plan" ("Licensed Plans") shall mean a health benefit plan which is either enabled by or regulated by the State(s) in which Customer or a Plan Sponsor is operating, or which is enabled by Federal legislation or regulations and is regulated by a Federal agency or under the terms of the enabling Federal legislation, whether or not the health benefit plan is also regulated by the State(s) in which the Customer or Plan Sponsor is operating.


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H.      Life (Lives)

        "Life" ("Lives") means an individual who is currently enrolled with a Licensed Plan entitled to receive Covered Services or who has been enrolled in such Licensed Plan at some time during the then-previous twelve (12) months, whether or not such covered member has presented a valid claim to such Licensed Plan ("Enrollee").

I.      Covered Services

        "Covered Services" shall mean those healthcare benefits that an Enrollee is entitled to receive from a Participating Provider pursuant to the applicable Enrollee Group Benefits Agreement.

J.      Participating Provider

        "Participating Provider" means a Provider that has entered into an Agreement with Customer or Customer's customer to provide Covered Services to Enrollees.

K.      Group Benefits Agreement

        "Group Benefits Agreement" means the document distributed by-Licensed Plan to its Enrollees describing all Covered Services in the Licensed Plan.

L.      Work Order

        "Work Order" shall mean a document that is separately executed by both parties, that (a) describes a scope of services that Customer wishes MPOWER to perform for Customer, (b) authorizes MPOWER to perform services for Customer, (c) obligates MPOWER to perform such services and
        (d) obligates Customer to pay for such services, all under the terms of that separate document, and Which document, when executed, is incorporated and made part of this Agreement.

M.      Derivative Work

        "Derivative Work" shall mean any computer program, application, interface or related documentation that is based on an MPOWER Product, or any component part thereof, that is used or intended to be used as a commercial software product or as a competitive product to MPOWER.

N.      Source Code

        "Source Code" shall mean the commonly accepted source code of a computer program describing in a formal language certain logic functions, from which


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        source code a computer program is compiled or interpreted to perform certain functions in a computer.

O.      Object Code

        Object Code" shall mean the commonly accepted object code of a computer program, which is that version of the computer program logic that has been translated from the Source Code into instructions that can be run directly within a computer hi a predefined operating system environment.

P.      Plan Sponsor

        "Plan Sponsor" shall mean the health plan, organization or legal person that offers a Licensed Plan either directly or through another organization or legal entity to Enrollees.

II.     CONFIDENTIAL AND PROPRIETARY INFORMATION

        MPOWER, on behalf of itself, its employees, agents, vendors, successors, and assigns, agrees to keep in confidence all data relating to Customer's business to which MPOWER may have access as a result of performing its obligations under this Agreement and the terms of this Agreement.

        MPOWER asserts and Customer acknowledges that all MPOWER Products, the Documentation and the Releases, and all information, data, designs, MPOWER Product structural definitions of any system setups, benefit plans; provider contracts, fee groups, ad hoc reports, letter formats, sample letter content, business process workflow diagrams, and any other structural templates and other similar information provided by, developed or reviewed by or in conjunction with MPOWER, and used by MPOWER in assisting Customer in the installation, implementation or ongoing use of the MPOWER Product, and methodologies related thereto ("Proprietary Information") are the exclusive property of MPOWER or MPOWER's suppliers and that the Proprietary Information is confidential, has tangible value and includes trade secret information of MPOWER and/or MPOWER's suppliers. MPOWER and/or MPOWER's suppliers shall retain all rights to the Proprietary Information, including all copyright rights therein, except to the extent to which MPOWER grants rights to Customer to use the Proprietary Information pursuant to this Agreement. Customer may not create Derivative Works based upon the Proprietary Information in whole or in part. All improvements, enhancements and modifications to the Proprietary Information shall be owned exclusively by MPOWER or MPOWER's suppliers. Without MPOWER's prior written consent, Customer shall not decompile, disassemble or reverse engineer any Proprietary Information.


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        Customer agrees not to sell, lease, assign or otherwise transfer, disclose or make available, in whole or in part, any portion of the Proprietary Information or the terms of this Agreement and Customer shall prevent disclosure of any part of the Proprietary Information or the terms of this Agreement to any third party for any reason (except for disclosure or access to Customer's employees, contracted entities, or Customer's customers which is necessary for Customer to be able to use the Proprietary Information in accordance with this Agreement). Customer agrees to notify those employees, contracted entities or customers to whom Customer gives access to the Proprietary Information of the restrictions contained in this Section II and to ensure their compliance with such restrictions.

        The duties and obligations which are included in this Section II shall survive any termination of this Agreement and/or Customer's right and license to use any MPOWER Product.

        If Customer desires to disclose any Proprietary Information to any third party or to permit any third party to have access to any Proprietary Information, such third parry must have a legitimate need to have access to such Proprietary Information (consistent with the purpose[s] for which such disclosure was made to Customer) and, prior to any such disclosure or access, Customer and such third party must enter into a nondisclosure agreement with MPOWER in substantially the form set out in the Addendum which is attached to this Master Agreement and made a part hereof. In no event shall Customer disclose any Proprietary Information to any competitor of MPOWER.

        Notwithstanding the above, Customer and MPOWER acknowledge that the MPOWER Product structural definitions of any system setups, benefit plan, provider contracts, fee groups, ad hoc. reports, letter formats, sample letter content, workflow diagram of Customer business processes, and any other structural templates, that have been provided, developed, reviewed or verified in whole or in part by or with the support of MPOWER, its employees or agents, do not constitute Proprietary Information of Customer within the meaning of this Section II; provided. however, that specific provider and benefit contract rates, the names, demographic information, contractual relationships, and medical information of any group, member, provider or other entity with a contractual relationship with Customer shall be considered Proprietary Information of Customer or of such other entity contracted with Customer, unless such information is available through public sources or through publicly available filings with any insurance or health care regulatory agency or with any industry accreditation or reporting body.

        Further notwithstanding the above, Customer and MPOWER acknowledge that Customer may create and distribute reports and data from its licensed use of the MPOWER Products in the normal course of its business to its customers, to


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        health care providers, Enrollees, employers or Plan Sponsors, government agencies and others with a legitimate purpose in the conduct of the Customer's business and the data processed by the licensed MPOWER Products, and that such reports and distributed dam do not constitute Derivative Works, unless they are used to create commercial software products for reuse and/or license to other parties.

III.    COPYING

        Customer, for each licensed instance of the MPOWER Product being used in a Live Production Environment, may make one (1) copy of each MPOWER Product in machine-readable form in a test region for the purpose of testing new releases or fixes and also one (1) copy of each MPOWER Product in machine-readable form for backup purposes only. Customer agrees that upon copying any MPOWER Product, Customer shall place a label on the outside of each copy medium showing the program name, version number and any/all copyright and proprietary notices in the same form as contained on the original copy.

        In addition, Customer may make automated backup copies of its production and testing regions for operational backup purposes without applying the above labels, provided that such operational backup copies are maintained with the acceptable industry standard security measures and not made available to outside parties except for the case of disaster recovery purposes, in which case the disaster recovery agent will be bound to all the confidentiality and Proprietary Information restrictions to which Customer is bound hereunder, and further that no such disaster recovery agent may be a competitor of MPOWER.

IV.     SOURCE CODE ESCROW

        At the request of Customer, MPOWER and Customer will enter into an agreement with MPOWER's escrow agent ("Custodian") for the depositing of the MPOWER Products' Source Code ("Source Code Copy"). [The current Custodian is NORWEST Bank.] MPOWER shall notify Customer at least ten
        (10) business days prior to a change in the entity identified as the Custodian. Subject to Customer's payment of all fees due under this Agreement in accordance with the applicable payment terms, the Source Code Copy so deposited will be maintained during the period Customer shall use and purchase, and MPOWER shall provide, software maintenance services for the particular MPOWER Product. The Source Code Copy will be updated by MPOWER upon each new Release of the particular MPOWER Product.

        The parties agree that the Source Code Copy shall be held by the Custodian for delivery to Customer under the conditions that this Agreement is terminated as a result of a material breach of the terms of this Agreement by MPOWER or MPOWER files for bankruptcy under Chapter 7, and its business is not continued


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        by virtue of a merger, consolidation, the sale of all or substantially all of its assets, or through some other transaction by another corporation or entity, and the Custodian of the Source Code has received from Customer or from MPOWER, or from a court of competent jurisdiction:
        (i) written notification of any such event or condition; (ii) demand that a copy of the Source Code Copy be mailed to Customer; (iii) written undertaking from Customer, which shall be legally binding, that the copy of the Source Code Copy to be supplied to Customer will be used only for Customer's maintenance of the MPOWER Products at a specified location and will be promptly returned to the Custodian at the expiration of the period during which Customer, under its agreement with MPOWER, has the right to use the MPOWER Products, and that the copy of the Source Code and the information and material contained therein shall be held confidentially by Customer, its employees and agents who are involved in the use and technical maintenance of the MPOWER Products, and shall not, under any circumstances, be disclosed or made available to any other person or entity; and (iv) specific instructions from Customer for the delivery of a copy of the Source Code Copy, with a copy of such instructions to MPOWER. Customer will pay the costs and expenses of the Custodian in carrying out the requirements of this Section.

        In addition, if Customer uses the MPOWER Product Source Code, it will only be for the purposes for which the Object Code is licensed under this Agreement and not for re-license, reverse engineering or to create a derivative product. The Confidential and Proprietary Information provisions of Section II apply also to the Source Code.

V.      TERMINATION

        Should Customer fail to pay any sum due and payable under this Agreement, MPOWER shall notify Customer in writing of such failure to pay. Customer shall then have thirty (30) days from the delivery of MPOWER's written notice to pay such amount(s). The foregoing sentence in no way relieves Customer from its obligation to pay any and all late chargers which may become due as set forth in Section VI below. If payment is not made within such thirty (30) days, MPOWER shall have the immediate right to discontinue any and all services under this Agreement. Furthermore, if payment is not made within Sixty (60) days from the delivery of MPOWER's written notice, MPOWER shall have the immediate right to terminate this Agreement.

        Should either party commit a material breach of its obligations under this Agreement, other than failing to pay money, the non-breaching party may notify the breaching parry in writing, setting out the breach, and the breaching party shall have sixty (60) days to remedy such breach. If the breaching party fails to remedy the breach during this sixty
        (60)-day period, or, with respect to those breaches which cannot reasonably be remedied within sixty (60) days, if the breaching party fails to proceed promptly after being given such notice to


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        commence remedying the breach and thereafter to proceed to remedy the same, the other party shall have the fight to terminate this Agreement, provided such party gives the breaching party thirty (30) days' prior written notice to that effect. Notwithstanding the foregoing, either party shall have the fight to immediately terminate this Agreement upon any breach by the other of its obligations under Section II above.

        Termination of this Agreement shall be without prejudice to all accrued fights and remedies either party may have and shall not affect any continuing rights and obligations of the parties under this Agreement.

        Upon the termination of this Agreement and/or any Attachment to this Agreement, Customer shall return to MPOWER all Proprietary Information regarding the MPOWER Product whose license is being terminated, within thirty (30) days after such termination and MPOWER shall return to Customer any proprietary information obtained in the performance of this Agreement within thirty (30) days after such termination.

VI.     INVOICES AND CHARGES

        Unless a specific payment date is set out in an Attachment to this Agreement, Customer agrees to remit all payments under this Agreement so that MPOWER shall receive such payments no later than thirty (30) days from the date of MPOWER's invoice. Customer also agrees that MPOWER shall have the right to charge interest charges of one and one-half percent (1.5%) of the outstanding balance per month, or the highest amount allowed by law, whichever is less, on any and all late payments, and Customer agrees to pay such charges. All prices mentioned in this Agreement are in U.S. Dollars. The parties agree that the prices set out in this Agreement do not include any sales, use or gross receipts taxes, any duties, any similar assessments, or any other tax imposed on any party by virtue of this Agreement, all of which, excluding only taxes based on MPOWER's income, shall be the sole liability of, and shall be paid solely by, Customer. Exhibit A to Attachment 1 of this Agreement provides a best efforts explanation of the currently known and applicable state and local taxes, duties and any similar assessments that are expected to apply to currently anticipated products and services under the Attachment 1 .to this Agreement.

VII.    FORCE MAJEURE

        Neither party shall be liable to the other for failing to fulfill any obligation under this Agreement if such failure is caused by an event which is beyond such party's reasonable control and which is not caused by such party's fault or negligence, including without limitation, acts of God, acts of war, fires, strikes, lightning, floods, epidemics, civil unrest, power shortages, equipment failure, delays in


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        transportation, or either party's inability to obtain necessary labor, material or components due to muses beyond such party's reasonable control.

VIII.   LIMITATION OF LIABILITY

        CUSTOMER AGREES THAT MPOWER SHALL HAVE NO LIABILITY TO CUSTOMER FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF MPOWER IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR LOSS OF USE OR COMMERCIAL LOSS (INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND/OR PROFITS), HOWEVER OCCASIONED AND WHATEVER THE FORM OF ACTION, FOR ACTUAL OR IMPUTED NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE.

        FURTHERMORE, CUSTOMER AGREES THAT IN NO EVENT SHALL MPOWER BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF:

        A. ALL LICENSE FEES CUSTOMER SHALL HAVE PAID MPOWER FOR THE PARTICULAR MPOWER PRODUCT WHICH IS THE SUBJECT OF CUSTOMER'S CLAIM, SHOULD CUSTOMER RAISE A CLAIM REGARDING SUCH MPOWER PRODUCT DURING THE INITIAL TWELVE (12) MONTHS OF THE SUBJECT ATTACHMENT; AND

        B. SEVENTY-FIVE PERCENT (75%) OF ALL LICENSE FEES CUSTOMER SHALL HAVE PAID MPOWER FOR THE PARTICULAR MPOWER PRODUCT WHICH IS THE SUBJECT OF CUSTOMER'S CLAIM, SHOULD CUSTOMER RAISE A CLAIM REGARDING SUCH MPOWER PRODUCT DURING THE SECOND TWELVE (12) MONTHS OF THE SUBJECT ATTACHMENT; AND

        C. FIFTY PERCENT (50%) OF ALL LICENSE FEES CUSTOMER SHALL HAVE PAID MPOWER FOR THE PARTICULAR MPOWER PRODUCT WHICH IS THE SUBJECT OF CUSTOMER'S CLAIM, SHOULD CUSTOMER RAISE A CLAIM REGARDING SUCH MPOWER PRODUCT SUBSEQUENT TO THE INITIAL TWENTY-FOUR (24) MONTHS OF THE SUBJECT ATTACHMENT.

        The parties agree that no action, regardless of form, which may arise out of the transactions under this Agreement may be brought by either party more than one (1) year after the cause of action is known, or ought reasonably to have been known, to the party bringing the action; provided, however, that this one (1)-year limitation on actions shall not apply to any claim of MPOWER based upon Customer's failure to pay any amount owed under this Agreement.


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IX      INFRINGEMENT

        MPOWER agrees to defend, indemnify and hold Customer harmless against any, and all claims that any MPOWER Product infringes a U.S. Letter Patent, copyright, trade secret or the proprietary rights of others, provided that MPOWER shall have received timely written notice of any such claim and that MPOWER shall have sole control of the defense of such claim and all negotiations for the settlement or compromise of such claim.

        As of the date first written above, MPOWER warrants that it is not aware of any infringement, and has not been notified by any third party that it may be infringing, any U.S. Letter Patent, copyright, trade secret or the proprietary rights of others.

        If use of an MPOWER Product by Customer is enjoined, or becomes, or, in MPOWER's sole opinion, is likely to become, the subject of a claim of infringement, MPOWER will, at its option and expense, either:

        1. procure for Customer the right to continue using the MPOWER Product in question; or

        2. replace or modify the same so that it is functionally equivalent [i.e. the MPOWER Product will achieve the same or similar business logic result] (or contains more functionality) and non-infringing.

        Notwithstanding the foregoing, if MPOWER determines that neither of the alternatives set forth above is reasonably available, MPOWER will refund to Customer any unamortized portion of the infringing MPOWER Product's license fee which has then been paid by Customer. Amortization shall be based upon a seven (7)-year life of the infringing MPOWER Product, beginning on the date the infringing MPOWER Product was licensed by Customer from MPOWER. Should such refund occur, Customer agrees to return the infringing MPOWER Product to MPOWER.

        Should any refund described above occur, the license for the infringing MPOWER Product shall be terminated and MPOWER, its affiliates, subsidiaries, assigns and successor corporations shall be released from any and all liability arising from any and all claims, losses, liabilities, damages, costs or deficiencies which are then-existing or which may arise in the future with regard to such infringing MPOWER Product(s) for which MPOWER has refunded fees pursuant to this Section IX.


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        Notwithstanding anything contained herein to the contrary, MPOWER shall have no liability for any loss, cost, claim or expense caused by:

        1. alteration of any MPOWER Product provided hereunder by any party other than MPOWER;

        2. any loss, expense or liability resulting from any infringement which is a consequence of MPOWER's compliance with designs or code submitted to MPOWER by Customer;

        3. the use of any MPOWER Product in combination with products not licensed to customer by MPOWER;

        4. continuation of the allegedly infringing activity by Customer after Customer is notified in writing thereof and after the conclusion of a reasonable grace period afforded Customer in the notice to migrate from the infringing activity to an alternate solution; or

        5. Customer's use of an MPOWER Product other than in compliance with the terms and conditions of this Agreement.

        The foregoing remedy set forth in this Section IX represents the exclusive remedy of Customer and MPOWER's sole liability with regard to any claim that an MPOWER Product infringes the rights of others.

X. RESOLUTION OF DISPUTES

        If any dispute shall arise between the parties under this Agreement, the parties shall make every effort to amicably resolve the dispute pursuant to this Section X. The following procedures shall be adhered to in order to expeditiously resolve any disputes arising during the term of this Agreement.

        The party invoking the procedures of this Section X shall provide written notice to the other party and within five (5) business days following the other party's receipt of such notice, the parties' implementation team leaders shall attempt to resolve such dispute. If the parties' team leaders do not resolve such dispute within seven (7) business days following the date of the non-invoking party's receipt of notice hereunder, either party hereto shall have the right to refer such dispute for "Executive Review" as provided below.

        "Executive Review" shall refer to the dispute resolution process which shall be conducted as follows: within fifteen (15) days of any party's request for Executive Review, each such party shall have designated an executive-level employee of such party and such designated executive shall have met, either in


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        person or via telephone, with the other party's executive-level designee to attempt to resolve such dispute. If said executive-level designees are unable to resolve the dispute within ten (10) business days of their first telephone or in-person meeting pursuant to this paragraph, either party may request that the dispute be referred to a second level of Executive Review. Within ten (10) days of any party's request for such second level of Executive Review, the Chief Executive Officers of both parties hereto shall meet, in person or via telephone, to attempt to settle such dispute. Notwithstanding anything in this Agreement to the contrary, should either party feel the dispute cannot be amicably resolved after having negotiated in good faith to resolve such dispute pursuant to the foregoing provisions of this Section, such party shall have the right to terminate such negotiations. Nothing in this Section shall require either party to engage in negotiations to resolve a dispute for a period of more than forty-five (45) days.

        If the matter has not been resolved pursuant to the aforesaid Executive Review procedure within forty-five (45) days of the commencement of such procedure (which period may be extended by mutual agreement), the controversy shall be settled by arbitration in accordance with the American Arbitration Association. (the "Association) under the Commercial Arbitration Rules of the Association there in effect, by an arbitrator knowledgeable in the computer area. The arbitrator shall be selected by mutual agreement of MPOWER and Customer. If MPOWER and Customer can not agree upon an arbitrator, an arbitrator shall be appointed by the Court with jurisdiction over the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be in the jurisdiction in which the principal place of business of the party not filing arbitration is located (i.e., Albuquerque, New Mexico for MPOWER and King County, Washington for Customer). Each party shall pay its own costs and expenses.

XI. SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and (to the extent specified in any assignments) assigns. Customer shall not assign or otherwise transfer this Agreement without the prior written consent of MPOWER. Customer, however, may assign this Agreement to any subsidiary of Customer in which Customer owns an equity position of 51% or more, by giving thirty (30) days notice to MPOWER.

XII OMNIBUS RECONCILIATION ACT COMPLIANCE

        As applicable under the Omnibus Reconciliation Act of 1980, until the expiration of four (4) years after the furnishing of services under this Agreement, MPOWER


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        shall, upon receipt of written request, and if then required to make such information available under the then. existing law, make available to the Secretary of the United States Department of Health and Human Services ("Secretary"), the Comptroller General, or any of their duly authorized representatives, this Agreement, books, documents, and/or records of MPOWER that are necessary to certify the nature and extent of products and services delivered under this Agreement and costs associated therewith. Furthermore, if MPOWER carries out any of the duties of this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve (12)-month period, such subcontract will contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services under such subcontract, the subcontractor shall, upon receipt of written request and if then required to make such information available under the then-existing law, make available to the Secretary, Comptroller General, or any of their duly authorized representatives, the subcontract, books, documents, and/or records of such subcontractor that are necessary to verify the nature and extent of such costs.

XIII.   RELATIONSHIP MANAGEMENT

        A. Meetings. MPOWER and Customer agree to regularly discuss business and relationship strategies affecting both parties. MPOWER and Customer further agree to have regularly scheduled communications to summarize current activities, performance results, error corrections and work efforts, as well as the future planned activities.

        B. Release Discussions. MPOWER agrees to discuss with Customer its planned future Releases and share with Customer at least sixty (60) to ninety (90) days in advance of a projected future Release its then current Release priorities, release notes and expectations regarding new or expanded functionality to be included in such future Release.

        C. Liaison. During the term of this Agreement, each party will provide a liaison who (i) will have overall management responsibility for the performance by the party hereunder, (ii) will have primary operational responsibility, and (iii) will serve as the party's primary liaison with the other party with respect to performance under this Agreement.

XIV.    MISCELLANEOUS

        A. Invalidity. If any of the provisions, or portions thereof, of this Agreement are deemed to be invalid under any applicable statute or rule of law, they are to that extent to be deemed omitted, and the parties agree to negotiate in good faith to bring such provisions, or portions thereof, into compliance.

        B. Headings. The headings of Sections in this Agreement and in the Attachments are included for convenience only and shall not be considered by either party in construing the meaning of this Agreement or any Attachment.

        C. Notices. Any notice given under this Agreement shall be in writing and shall be deemed to be delivered either:

           i.  when it is delivered in person; or

           ii. five (5) days after it is deposited in the United States Postal Services certified mail with return receipt requested, postage prepaid.

        All notices remitted to MPOWER shall be remitted to the attention of:
        President and Chief Executive Officer. All notices remitted to Customer shall be remitted to the attention of: President and Chief Executive Officer.

        D. Waiver. Neither party shall be deemed to have waived any term or provision of this Agreement, nor consented to any breach of this Agreement, unless such party shall waive such term or provision, or shall consent to such breach, in writing. Any such written waiver and/or consent must be signed by the party which is waiving such term or provision or is consenting to a breach. Either party's consenting to a waiver, or a breach, by the other, whether express or implied, shall not constitute consent or waiver of any other different or subsequent breach by the other.

        E. Governing Law. This Agreement and all Attachments hereto shall be governed by and construed according to the laws of the State of New Mexico.

               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.)

The parties have each read this Agreement and agree to be bound by all of its provisions, and further agree that it constitutes the complete and exclusive statement of the agreement between then, and supersedes any and all prior agreements and understandings between them pertaining to the subject matter of this Agreement and takes precedence over the provisions of any purchase orders submitted to MPOWER by Customer. This Agreement may be amended only in writing signed by both of the parties.


Provider Services, Inc.                     MPOWER SOLUTIONS INC.
--------------------------------            ("MPOWER")


/s/ Daniel P. Bisk                          /s/ Mark S. Rangell
--------------------------------            --------------------------------


/s/ Daniel P. Bisk                          /s/ Mark S. Rangell
--------------------------------            --------------------------------
NAME PRINTED                                NAME PRINTED


President                                   Senior Vice President
--------------------------------            --------------------------------
TITLE                                       TITLE

                          ADDENDUM TO MASTER AGREEMENT

               NONDISCLOSURE AGREEMENT FOR PROPRIETARY INFORMATION

In consideration of Provider Services Incorporated, located at 909 South 336th Street, Suite 100, Federal Way, Washington 98003, ("Customer") disclosing certain confidential and proprietary information relating to the MPOWER(TM) Managed Care Information System (and/or other MPOWER Product involved) and information, data, designs, documentation and methodologies related thereto (collectively, "Proprietary Information") to ___________________________, located at ___________________, ("Third Party") for the sole purpose of allowing Third Party to facilitate Customer's use of the Proprietary Information, Third Party agrees to the following:

Third Party acknowledges that the Proprietary Information is the exclusive property of MPOWER SOLUTIONS INC., a Delaware corporation, located at 2300
Buena Vista Drive SE, Albuquerque, New Mexico ("MPOWER") and that such Proprietary Information is confidential, has tangible value and includes trade secret information of MPOWER. MPOWER shall retain all fights to the Proprietary Information, including all copyright rights therein, except to the extent to which Third Party is allowed to use the Proprietary Information pursuant to this Nondisclosure Agreement. All improvements, enhancements and modifications to the Proprietary Information shall be owned exclusively by MPOWER.

Third Party agrees not to sell, lease, assign or otherwise transfer, disclose or make available, in whole or in part, any portion of the Proprietary Information and Third Party shall prevent disclosure of any part of the Proprietary Information to any other third party for any reason (except for disclosure or access to Third Party's and Customer's employees which is necessary for Third Party to be able to use the Proprietary Information in accordance with this Nondisclosure Agreement). Third Party agrees to notify its employees to whom Third Party gives access to the Proprietary Information of the restrictions contained in this Nondisclosure Agreement and to ensure their compliance with such restrictions.

Third Party agrees to return all Proprietary Information promptly to Customer or MPOWER upon the earlier of (i) MPOWER's or Customer's request or (ii) completion of Third Party's assignment for Customer. Third Party agrees that it shall not use, and it shall not permit the use of, the Proprietary Information for any purpose other than as expressly authorized in this Nondisclosure Agreement.

This Nondisclosure Agreement shall be governed by the laws of the Stare of Washington. If any provision of this Nondisclosure Agreement is invalid under any applicable statute, it is to be deemed omitted. If any action is instituted to enforce or interpret the terms of this Nondisclosure Agreement, MPOWER shall be entitled to reasonable attorney's fees and expenses in addition to any other entitled relief. This Nondisclosure Agreement shall be effective as of the date the Proprietary Information is first disclosed to Third Party.

---------------------------------
("Third Party")


---------------------------------
Signature of Authorized Signatory


---------------------------------
Name Printed


---------------------------------
Title


---------------------------------
Date


In consideration of MPOWER's approval of the disclosure of Proprietary Information to Third Party, Customer agrees to use its best efforts to ensure the adherence by Third Party of all the terms of this Nondisclosure Agreement, and shall support MPOWER in pursuing its remedies in the event of any breach by Third Party of this Nondisclosure Agreement.


---------------------------------
Customer


---------------------------------
Signature of Authorized Signatory


---------------------------------
Name Printed


---------------------------------
Title


---------------------------------
Date

                                  ATTACHMENT 1

I. DEFINITIONS

        Except as set forth in this Section I of this Attachment, all capitalized terms used in this Attachment shall have the same meaning as set forth in the Master Agreement.

A. "Master Agreement" shall mean the agreement to which this Attachment 1 is attached.

B. Agreement

        "Agreement" shall mean the Master Agreement and all Addenda, Exhibits and Attachments thereto.

C. MPOWER(TM)

        "MPOWER(TM)" shall mean the soft, rare product marketed by MPOWER which is being licensed by Customer under this Attachment and the Master Agreement. The high level modules that are included in MPOWER(TM) as of the date of this Attachment are listed in Exhibit F hereto.

II. GRANT OF LICENSE

        In consideration of Customer's paying the Initial License Fee (as hereinafter defined) and, when due, the Maintenance Fee, in accordance with Section VIII of this Attachment, MPOWER grants Customer a non-exclusive, nontransferable (except as allowed in Section XI of the Master Agreement) and annually self-renewing license to operate a single, Object Code instance version of MPOWER(TM) on a Windows NT platform for a Live Production Environment for up to an aggregate of [*] Lives under the Licensed Plans ("Initial License").

        Customer may extend the license for such single, Object Code instance of MPOWER(TM) ("License Extension(s)") for additional Lives by paying MPOWER the fees for additional Lives defined in Section VIII below, and abiding by the terms therein stipulated, and by providing the number of such additional Lives in writing to MPOWER prior to Customer's first use of MPOWER(TM) on behalf of such additional Lives.

        Customer may copy MPOWER(TM) and/or the Documentation as allowed under
        Section III of the Master Agreement. Furthermore, Customer may copy the

* Confidential Treatment Requested

        Documentation in order to supply a copy of the Documentation to each end user of MPOWER at each Site. Customer agrees that any and all copies of MPOWER and/or the Documentation made by Customer shall include any/all copyright and proprietary notices in the same form as contained on the original copy. Except as allowed in Section III of the Master Agreement and this paragraph, Customer may not otherwise make copies of MPOWER(TM)" or the Documentation or any part thereof without the prior written consent of MPOWER. Customer agrees there shall be no other use of MPOWER(TM) or the Documentation without the prior written consent of MPOWER. except as allowed in Section II of the Master Agreement.

        In order to ensure that MPOWER(TM) is being used in conformity with the license being granted under this Attachment, MPOWER Shall have the right to conduct audits (either on-site or remotely, at MPOWER's option) of Customer's use of MPOWER(TM) at periodic intervals. MPOWER agrees that any such on-site audit shall be scheduled in advance and at a time so as not to unduly interfere with Customer's business operations. Customer agrees that any audit revealing unauthorized use of MPOWER(TM) will result in Customer's being liable for the payment of additional fees to MPOWER equal to MPOWER's fees as stated in Section VIII A of this Attachment.

III. DELIVERY AND MEDIA-

        Promptly after the full execution of this Attachment, MPOWER will deliver to Customer:

        A. one (1) copy of the then-current Release of MPOWER(TM) in Object Code form; and

        B. one (1) set of the then-current version of the Documentation in electronic form.

IV. WARRANTY

        MPOWER represents and warrants to Customer that MPOWER(TM) will function in accordance with the Documentation in all ways which materially affect the performance of MPOWER(TM). This warranty is contingent upon Customer's using: 1) certain prerequisite hardware and software, a list of which has been provided to Customer by MPOWER (Attachment I) for the initial NT Release; and 2) the most recent Release of MPOWER(TM), provided such Release has been available for Customer's use for thirty
        (30) days, or more. If Customer wishes to use certain third party software that is similar to but not the MPOWER defined "prerequisite software" to perform the functions required by such "prerequisite software", MPOWER and Customer agree to negotiate in good faith for MPOWER to certify whether such third party software will qualify as "prerequisite software" which is a contingency to the warranties herein.

        THE WARRANTY SET FORTH IN THIS SECTION IV CONSTITUTES THE ONLY WARRANTY PROVIDED BY MPOWER REGARDING MPOWER(TM) AND SUCH WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED. MPOWER HEREBY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

V. SOFTWARE MAINTENANCE SERVICES

        In consideration of payment of the annual Maintenance Fee(s) set forth in Section VIII B of this Attachment, Customer agrees to purchase, and MPOWER agrees to provide Customer on an annually renewable basis with software maintenance services for MPOWER(TM) as follows (provided Customer allows MPOWER, at MPOWER's request, dial-up access to MPOWER(TM)):

        A. any and all Releases regarding MPOWER(TM) issued by MPOWER;

        B. any and all updates to the Documentation issued by MPOWER; and

        C. remote diagnostic support (including dial-up capabilities) regarding MPOWER(TM) to include error analysis and, where possible, correction services, twenty-four (24) hours per day, seven (7) days per week. Any on-site assistance which Customer may request and which is provided by MPOWER, which, in MPOWER's reasonable opinion, is not necessary to determine the nature and resolution of any problems Customer may have with MPOWER(TM) shall be provided by MPOWER at its then-current rates. If Customer notifies MPOWER that it suspects a material error in the program logic of MPOWER(TM) or in the Documentation, MPOWER shall make all reasonable efforts to confirm the existence of the error and correct it. If the parties mutually determine that no such error exists, Customer agrees to pay MPOWER for its services at MPOWER's hourly rates then in effect and to reimburse MPOWER for any and all reasonable travel and living expenses incurred by MPOWER in rendering such services. MPOWER will use its Severity Designations in effect from time to time to provide remote diagnostic support. The current Severity Designations and attendant response times are given in Exhibit G to this Attachment. For purposes of this subparagraph, MPOWER agrees to set the hourly rate at $125.00 per hour for the first twelve months from the date first written above, with increases for the subsequent two years not to exceed the CPI. Prior to the end of this three year period, CUSTOMER and

           MPOWER shall negotiate in good faith the hourly rate to apply to additional years.

        D. Notwithstanding the foregoing, should Customer be utilizing any Release of MPOWER(TM) other than the then-most-recent Release, or the Release prior to the then-most-current Release, provided such Release has been available for Customer's use for a period of six (6) months or longer, MPOWER reserves the right, at its sole option, to terminate its obligations to provide maintenance services under this
           Section V at any time upon giving thirty (30) days' prior written notice to Customer. If such a condition exists, MPOWER and Customer agree to negotiate in good faith to define reasonable terms, conditions and fees for MPOWER to provide Customer with maintenance services for such then non-current Release.

        MPOWER's providing Customer with maintenance services as described in this Section V shall automatically continue, on an annual basis, unless either party shall give written notice to the other that it desires not to renew such maintenance services. The parties agree that such written notice shall be remitted for receipt by the other no less than ninety
        (90) days prior to the end of the then-current annual maintenance period.

        Attached as Exhibit H hereto is a list of requested enhancements to MPOWER(TM) made by Customer. MPOWER agrees to add the items in this list to the queue of enhancements for inclusion in future Releases, which requested enhancements will be handled by MPOWER according to MPOWER's development methodology and protocols and the terms of this Agreement regarding future Releases. Items numbered 4 (UB-92 Requirements) and 6 (Referral/Authorizations) are considered the highest priority by Customer and MPOWER states that these items have been added to the priority list for the next Release, which is currently scheduled for the end of the second quarter of 1998. Item number 7 (Original Date Stamp on Claim) is recognized to be a critical enhancement for the processing of Medicare claims and MPOWER agrees to add it to the priority list for either the next Release or the second Release subsequent to the effective date of this Agreement. All other enhancements indicated in Exhibit H which were promised in the MPOWER response to the CUSTOMER Request for Information or which relate to functionality that was indicated within the MPOWER response to the CUSTOMER Request for Information which require enhancement to accomplish will be added to the MPOWER priority list for no later than the second Release subsequent to the effective date of this Agreement. Collectively these enhancements identified herein are considered to be material terms of the Agreement.

VI. IMPLEMENTATION AND CONVERSION SERVICES

        MPOWER agrees to provide implementation services ("Implementation Services") to assist Customer in implementing MPOWER(TM) at the Site(s). These implementation services shall comprise: 1) analysis of the Site's(s') business requirements; 2) assistance in the user set up definitions and build; 3) testing of MPOWER; 4) pre/post activation support for end users; 4) initial training services up to five (5) days; and 5) project management. MPOWER shall charge Customer as set out in
        Section VIII C below for all such Implementation Services requested by Customer.

        MPOWER agrees to provide conversion services ("Conversion Services") to Customer to convert its current data fries from its existing software system to the MPOWER(TM) database. MPOWER shall charge Customer as set out in Section VIII C below for all such Conversion Services requested by Customer.

        MPOWER reserves the right to subcontract any Implementation Services responsibilities it may accept under this Agreement. Customer shall have the right to approve MPOWER's subcontractors, which approval shall not be unreasonably withheld. If Customer objects to certain subcontractors for a stated good cause, MPOWER and Customer agree to seek a mutually agreeable resolution to Customer's objection.

VII. TRAINING SERVICES

        MPOWER will provide Customer, at MPOWER's then-current fees, with training sessions regarding MPOWER(TM) to a reasonable number of Customer's personnel. All such training shall be in accordance with MPOWER's published class-offering schedules and provided that adequate classroom space exists at the time of Customer's request. For purposes of this section, MPOWER agrees to set the Customer's per diem training rate at $1,000.00 per day for the first twelve months from the date first written above, with increases for the subsequent two years not to exceed the CPI. Prior to the end of this three year period, CUSTOMER and MPOWER shall negotiate in good faith the Customer's per diem rate to apply to additional years.

VIII. FEES

        A. MPOWER(TM) License Fees.

                1. Fee for the Initial License.

                Customer agrees to pay MPOWER a license fee ("Initial License Fee") equal to [*] Dollars [$[*]] for the master license granted in Section II of this Attachment for up to [*] Lives ("Initial License"). Customer agrees this entire Initial License Fee is due to MPOWER on the full execution of this Attachment and payable according to the schedule shown in Exhibit C hereto, subject to the Money Back Guarantee. Upon execution of this Agreement, Customer will deposit the Initial License Fee with a mutually acceptable escrow agent ("Escrow Agent") and the Initial License Fee will be released from the Escrow Agent to MPOWER upon Acceptance (as hereinafter defined).

                2. Fees for License Extensions.

                Customer may during the term of this Agreement, provided Customer is current with all Maintenance Fees, exercise an incremental license for an additional [*] ([*]) Lives ("License Extension") up to a total of [four hundred thousand] ([*]) Lives by paying to MPOWER an additional license fee ("License Extension Fee") of [*] Dollars ($[*]).

                The Initial License Fee and the License Extension Fee(s) may be referred to as the License Fee(s).

                The License Extension Fees will be billed and paid in accordance with the terms and conditions outlined in this Agreement.

        B. Annual Maintenance Fees.

                Customer agrees to pay to MPOWER for the software maintenance services described above a software maintenance fee ("Maintenance Fee") equal to [*] percent ([*]%) of the aggregate of the Initial License Fee and all License Fee Extensions paid or payable by Customer to MPOWER.

                The annual Maintenance Fee is due and payable as follows: the first annual Maintenance Fee shall be due and payable forty (40) days after the date that Customer first begin to use MPOWER(TM) in a Live Production Environment or six (6) months from the full execution of this Attachment, whichever occurs first.

                Each subsequent annual Maintenance Fee shall be billed and due annually, based on the anniversary date of the first annual Maintenance Fee due

* Confidential Treatment Requested
                date. MPOWER will invoice Customer on an annual basis for the maintenance fee. Customer agrees to pay such invoices within thirty (30) days after Customer's receipt of the invoice.

                Maintenance Fees Payment Schedule is outlined in Exhibit D to this Attachment.

        C. Implementation and Conversion Fees.

                The fixed fee for the initial Implementation Services shall equal to [*] Dollars [*] ("Implementation Fee") and shall, cover the scope of services identified in an applicable Work Order prior to commencement .

                Such fixed fee shall be due upon the full execution of this Attachment and payable over [*] [*] [*] installments beginning in the month that the initial implementation is commenced, pursuant to the aforementioned Work Order, subject to the Money Back Guarantee.

                The fixed fee for the Conversion Services shall equal to [*] Dollars $[*] ("Conversion Fee") and shall be due upon the full execution of this Attachment and payable over [*] [*] [*] installments beginning in the month that the initial installation is commenced, subject to the Money Back Guarantee, and shall cover the scope of services identified in an applicable Work Order prior to commencement

                The Implementation Fee and Conversion Fee Payment Schedules for 1998 are outlined in Exhibit E.

        D. Travel and out of pocket expenses.

                The fees set out above do not include travel and other out-of-pocket expenses which may be incurred by MPOWER in the course of delivering the products and services described in this Attachment. MPOWER shall use all its reasonable efforts to keep these travel and other out-of-pocket expenses to a minimum. MPOWER will invoice Customer for MPOWER's travel and out of pocket expenses on a monthly basis, as they are incurred, and Customer agrees to pay such invoices within thirty (30) days after receipt of the invoice.

                MPOWER agrees to the following travel expense guidelines. MPOWER and Customer agree to an annual review of travel expense guidelines.


* Confidential Treatment Requested

        MPOWER will use best effort in managing to the following expense guidelines, as follows:

                1. purchase of airline tickets with a minimum of seven (7) day advance purchase required, unless otherwise specified by Customer;

                2. hotel lodging rate not to exceed the rates of a business class hotel, and the rate does not include resort, local, county or city applicable taxes,

                3. daily food per diem not to exceed thirty five dollars,

                4. car rental at the current economy rate except if the total number of MPOWER employees equal or exceeds three (3) for each visit.

        E. Other Services

                Customer may request and MPOWER may perform other services ("Other Services") for Customer, which services shall be described in a Work Order, which shall be considered an addendum to this Agreement and covered under the terms of this Agreement, unless stated otherwise in the applicable Work Order.

        F. [*]

                MPOWER agrees that if a successful Live Production Environment and Acceptance is not achieved based on the good faith effort of both parties and based upon a mutually agreed to Implementation Services and Conversion Services schedule and plan, that Customer may request that the Agreement be terminated in accordance with the procedures set out in Section V (Termination) and Section X (Dispute Resolution) of the Master Agreement. If the Agreement is terminated for this reason, the [*].

IX. THIRD PARTY PRODUCTS

        Customer has the option to utilize Third Party Products with MPOWER(TM) as outlined in Exhibit .

XII. ADDITIONAL TERMS AND CONDITIONS


* Confidential Treatment Requested

        In addition to the terms and conditions of this Attachment, the parties agree that all the terms and conditions of the Master Agreement shall also apply to Customer's use of MPOWER(TM). Should any terms or conditions of this Attachment and the Master Agreement conflict, the terms and conditions of this Attachment shall take precedence.

        The parties have each read this Attachment and agree to be bound by all of its provisions. The parties further agree that this Attachment (including its Exhibits) and the Master Agreement constitute the complete and exclusive statement of the agreement between the parties regarding MPOWER(TM) and supersedes any and all prior agreements and understandings between them pertaining to MPOWER(TM) and takes precedence over the provisions of any purchase orders submitted to MPOWER by Customer. This Attachment may be amended only in writing signed by both parties.


        CUSTOMER PROVIDE SERVICES, INC.     MPOWER SOLUTIONS INC.


By: /s/ DANIEL P. BISK                      By: /s/ MARK S. RANGELL
   ---------------------------------           ---------------------------------
   Signature of Authorized Signatory           Signature of Authorized Signatory


DANIEL P. BISK                              MARK S. RANGELL
------------------------------------        ------------------------------------
Name Printout                               Name Printout


President                                   Senior Vice President
------------------------------------        ------------------------------------
Title                                       Title

                                            2/20/98
----------------------------------          ----------------------------------
Date                                        Date

                                    EXHIBIT A

        KPMG Peat Marwick Advice on Applicable State and Local Taxes

As of the date of this Agreement, KPMG Peat Marwick, LLP, MPOWER's tax advisor and public auditor has provided excerpts from applicable tax guides to MPOWER, which MPOWER has forwarded to Customer, and provided the following verbal indications of applicable state and local taxes in Washington State for the parties in this transaction, as of the date of this Agreement. The taxes will be added to the fees assessed Customer in accordance with the terms of this Agreement.

        - There will be no New Mexico gross receipts tax assessed on either the professional services rendered or the software or the maintenance services, which are considered delivered in Washington State.

        - If any training is conducted in New Mexico, the fees will be subject to gross receipts tax (approximately 5.8125%).

        - Washington State will assess Business and Occupancy (B & O) tax, but not sales tax, on all professional services, including conversion costs.

        - Washington State will assess both B & O tax and sales tax on MPOWER's software and third party software, and the annual maintenance fees (since they include enhancements and upgrades of the software).

                                    EXHIBIT B

                        PROPOSAL FOR EDI INTERFACE ENGINE

        MPOWER currently provides interfaces to provider based systems through an interface engine ("Interface Engine"). MPOWER currently has the right to sublicense our integration partner HUBLink's HUBLink Integrator as an Interface Engine to enable connectivity and message exchange between applications without custom programming.

        HUBLink Integrator supports industry standards such as HL7 for ADT and patient/member registration, billing, scheduling and clinical decision support (lab, radiology and pharmacy results and orders). In addition, HUBLink and MPOWER have developed an industry standard X.12 EDI interface that provides support for HCFA 1500, UB92 and other electronic claim and certification processing.

        HUBLink Integrator is licensed as a component of the MPOWER system that enables easy participation in an enterprise-wide delivery system. In addition, HUBLink Integrator may be used to facilitate message brokering and distribution across all systems and has the scalability and throughput to function as the heart of a diversified message brokering architecture.

        MPOWER may in the future use and/or sub-license a different interface Engine. A preliminary estimate of the cost to Customer for an Interface Engine is given below. Any acquisition of an Interface Engine to be used with the MPOWER Product shall be governed by a separate agreement.

        Preliminary Pricing for an Interface Engine (per server)

        Interface Engine (per server) (Preliminary Estimate)            [*]

        Installation                                                    [*]

        Estimated Annual Software Maintenance (Preliminary Estimate)    [*]% annually


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

                                    EXHIBIT C

         MPOWER(TM) License Fee Payment Schedule for the License Fees. Refer to
        Section VII A for MPOWER(TM) License terms and conditions.

                                                       EXPECTED             PERCENTAGE     AMOUNT
        PAYMENT TRIGGERING EVENT                       TIMEFRAME            DUE            DUE
        ------------------------                       ---------            ----------     ------
        Contract Execution                             [*]                  [*]           [*]

        Escrow established for the Initial                                  Into Escrow
        License Fee

        Customer Setup commences either on             [*]                  N/A
        NT Platform or remotely on an
        MPOWER UNIX Server

        Acceptance Test on Remote UNIX                 [*]                  N/A
        Platform or Begin Acceptance Test on
        NT Platform, whichever occurs first

        Completion of Acceptance Test on NT            [*]                  N/A

        Platform or Live Production
        Environment on NT Platform,
        whichever occurs first

        40 Days after commencement of Live             [*]                  Release
        Production Environment on NT                                        [*]
        Platform ("Acceptance")                                             from Escrow

        Optional License Extension                     Indeterminate        [*]            [*]
                                                       Future (if and       (Optional)     (Optional)
                                                       when business
                                                       need dictates)

        NOTE: If a successful Live Production Environment and Acceptance is not achieved based on the good faith efforts of both parties, both parties may mutually terminate the Agreement and the [*].

        NOTE: Customer may [*].


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                                 Page 31 of 40

                                   EXHIBIT D

                 MPOWER Annual Maintenance Fee Payment Schedule.

MPOWER billing and Customer paying of Annual Maintenance Fees is outlined in
Section VIII B. Refer to Section VIII B for on-going and MPOWER Annual Maintenance Fee terms and conditions. Based on Initial License Fee only.

PAYMENT                     ESTIMATED                                      ESTIMATED
TRIGGERING EVENT            TIMEFRAME       PERCENTAGE DUE                 AMOUNT DUE
----------------            ---------       -------------------------      ----------
40 days after               [*]             [*]% of First Year Annual      [*]
commencement of                             Maintenance Fee
Live Production
Environment on
NT Platform
("Acceptance")

First and                   [*]             [*]% of Annual Maintenance     [*]% of Total
Subsequent                                  Fee                            License Fee
Anniversaries of
Thereafter
Live Production
Environment

                                    EXHIBIT E

          MPOWER Initial Implementation Fee and Conversion Fee Payment Schedules

    MPOWER billing and Customer paying of Implementation Fees and Conversion
          Fees are outlined in Section VIII C. Refer to Section VIII C.
         for Terms and Conditions. Initial Implementation Fee is $[*].
                            Conversion Fee is $[*].

        PAYMENT                     ESTIMATED                                   ESTIMATED
        TRIGGERING  EVENT           TIMEFRAME          PERCENTAGE DUE           AMOUNT DUE
        Commencement of             [*]                   [*]                   Implementation:
        Setup Activities for                                                    $[*]
        Initial                                                                 Conversion: $[*]
        Implementation
        Services

        2nd Month of Initial        [*]                   [*]                   Implementation
        Implementation:                                                         $[*]
        Services                                                                Conversion: $[*]

        3rd Month of Initial        [*]                   [*]                   Implementation:
        Implementation                                                          $[*]
        Services                                                                Conversion: $[*]


        NOTE: If a successful Live Production Environment and Acceptance is not achieved based on the good faith efforts of both parties, Customer may request that both parties mutually terminate the Agreement, and if the Agreement is so terminated, [*].


* Confidential Treatment Requested

                                    EXHIBIT F

                          Modules Included in MPOWER(TM)

        All modules are included by MPOWER and comprise MPOWER(TM) as of the date of this Attachment:

        - Set-ups

        - Group Enrollment & Contracting
        - Premium Billing & Accounts Receivable
        - Member/Subscriber Enrollment

        - Provider Contracting

        - Capitation
        - Claims Adjudication for UB92/HCFA 1500 Claims
        - Certifications/Authorizations

        - Customer Service
        - Letter Generation

        - Medicare Risk
        - Medicaid Processing

        - Ad Hoc Reporting

                                   EXHIBIT G

                   SEVERITY DEFINITIONS AND RESOLUTION PROCESS

- SEVERITY 1.

        The problem causes complete loss of service in the production and staging environment and work cannot reasonably continue. The problem or defect has one or more of the following characteristics:

        [ ] > Data corruption. Physical or logical data is unavailable or incorrect.
              Examples: Block format corruption, invalid indices, corruption of meta-data, incorrect results.

        [ ] > Critical functionality is not available.

        [ ] > System hangs. The process hangs indefinitely or there is severe performance degradation, causing unreasonable waits for resources or response, as if the system is hanging.

        [ ] > The entire MPOWER application crashes repeatedly.

        [ ] > Database process or background processes fall and continue to fail after restart attempts.

        [ ] > Potential for above occurrences is defined imminent.

        RESOLUTION OF SEVERITY 1: Until the issue is resolved MPOWER Solutions will work on Severity 1 around the clock (7x24). As a result of the severity, the customer must provide MPOWER with a point of contact during the 7x24 period. The customer's point of contact will assist the MPOWER customer support and development staff in gathering data, testing fixes in the customer's testing region, and applying fixes to the customer production environment.

- SEVERITY 2:

        Problem or product defect causes a severe impact on the customer's business regardless of customer environment. No workaround is available, however operations can continue in a restricted fashion. The problem or defect has one or more of the following characteristics:

        [ ] > Business Impact Examples: The customer can handle current volume, but will not be able to handle quarter close; At close, customer finds totals wrong, but close is not for a few weeks.

        [ ] > Internal software error, causing the application to fall to run to completion, or return wrong results, or software error severely degrades performance.

        [ ] > Some important functionality is unavailable, yet the system can continue to operate in a restricted fashion.

        [ ] > Potential for above occurrences is defined imminent.

        RESOLUTION OF SEVERITY 2: MPOWER Solutions will work on Severity 2 bug based on customer assigned priority. Severity 2 fixes will be added in the next scheduled maintenance or patch release.

- SEVERITY 3.

        Problem or product defect causes minimal impact on the Customer's business. The impact of the problem or defect is minor or an inconvenience, such as a manual bypass to restore product functionality. The problem or defect has one or more of the following characteristics:

        [ ] > A software error for which there is an acceptable workaround.

        [ ] > Software error minimally degrades performance.

        [ ] > Software error or incorrect behavior has minor impact the operation of the system.

        RESOLUTION OF SEVERITY 3: Fixes for severity 3 bugs will be added to the priority list for the next major scheduled release of the product. The order of priority for resolving severity 3 issues will be assigned jointly by the Customer and MPOWER.

- SEVERITY 4.

        The problem or product defect causes NO impact on the Customer's business. The problem or defect is a minor error, incorrect behavior, or a documentation error that in no way impedes the operation of a system.

        Resolution of Severity 4: Fixes for severity 4 bugs will be added to the priority list for the next major scheduled release of the product. The order of priority for resolving severity 4 issues will be assigned jointly by the Customer and MPOWER.

                                    EXHIBIT H

                       PSI REQUESTED CUSTOMER ENHANCEMENTS

1. Bar Coding Capabilities/Document Control Tracking (priority_ for business flow)

        Ability for system to accept a bar code number from the claim form.

        Bar code number would contain the document control number for tracking and filing purposes.

        The bar code number would be used for filing under a document imaging system.

        PSI will need to be able to capture a 15 digit document control number to identify the following:

                - Julian date for claim received at PSI

                - IPA identifier

                - Plan identifier

                - Line of business

                - Type of claim

2. Provider File

        Ability to capture notes by provider (under provider file)

        Termination dates for providers. Very important, we do not want to be assigning members to or paying capitation and claim on a terminated provider.

        Add Provider fax number and e-mail address to provider file.

3. Percent of Premium Calculation

        Due to the expected growth of the PSI business, it is imperative that the system be able to calculate percent of premium. The current manual calculation outside the system will not accommodate the growth expectations.

4. UB-92 Requirements (priority _to meet delegated requirement)

        Must capture the following data in order to meet the strict reporting requirements of the Plans, HCFA, and the State of Washington MAA:

                - Principal ICD-9-CM diagnosis code and nine additional
                  secondary ICD- 9-CM diagnosis codes.

        - Principal ICD-9-CM procedure code and 5 additional secondary ICD-9- CM procedure codes.

          DRG codes.

          DRG Grouper type and version, should be date of service sensitive. Ability to track DRG codes and grouper version to Plan/line of business.
          Newborn birth weight.
          Type of bill
          Admit/Discharge date
          Admit/Discharge hour
          Attending physician name
          Capture revenue codes and CPT codes together (Medicare and Washington State Medicaid requirement).
          Process CPT code modifiers on the UB-92 (new 1998 requirement for Medicare)

5. Separate screens for UB-92 (inpatient and outpatient) and HCFA-1500

6. Referral/Authorizations

        Ability to track appeals and grievances against a referral. Track referral turn around times by:

        - First date stamp
        - Date entered into MPower
        - Date deferred
        - Date notes received on deferred referral
        - Date reviewed again on deferred referral
        - Date approved or denied

        Ability to capture if the specialist has referred on for additional services
        Negotiated rates.
        If referral is elective or emergent.
        One screen.

7. Original Stamp Date on Claim

        Necessity to capture an "original stamp date" or 'original receipt date" which can be different from the document filing stamp date that is contained in the Julian Date sub-field portion of the Claim Number field. Since PSI is fully delegated by HMO insurance companies, claims received by the upstream insurance company must be honored for calculating the interest' due for Medicare claims received from non-contracted providers that are paid more slowly than Medicare regulations permit.

        Reporting needs to calculate the time elapsed from "original receipt date" to the "document filing stamp date", which is the date that the downstream MSO has received the claim.

        Dates that claim is entered, set-to-pay and paid are already captured in the system as well as the document filing stamp date (within claim number scheme)

                                  ATTACHMENT I

                       Pre-Requisite Hardware and Software
             for the Initial Release of MPOWER(TM) on an NT Server

Products required:

For the NT Server are

        1.) IBM's Transaction Server for Windows NT (CICS operating system) version 4.02

        2.)    MicroFocus's COBOL version 4.0.32.

        3.)    IBM's DB2 Universal Developers Edition for NT version 5.0

For an NT Client (PC running either Win95 or NT - 32bit OS):

        1.) MultiSoft's WCL Toolkit version 5.0 32bit - WCL is the communication interface product that passes data from a 3270 emulator to VB.

        2.) Wall Data's Rumba for the Mainframe Win95/NT Client version 5.1uol - Rumba provides 3270-compatable connectivity to a host computer. (Version 5.2 is scheduled for release mid-1st quarter which we will be upgrading to)

        3.) IBM's DB2 Client Setup Version 5.0 - Allows for ODBC connectivity to back end databases.

For the client to communicate with the server:

        Communication protocol is via TCP/IP, so the clients need to networked, 32 bit OS, PCs. The server machine should have at least the hardware recommended by Microsoft for running the NT 4.0 Server operating system and should also be attached to the network.

As MPOWER finalizes the testing of the MPOWER NT system, MPOWER will be firming up installation, implementation, and requirements guides.